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                                                                    EXHIBIT 10.5

BANK LOAN AGREEMENT BETWEEN

BANCO MERCANTIL, C.A. AND BENTON-VINCCLER, C.A.

EXECUTED OCTOBER 1, 2002

BANCO MERCANTIL, C.A. (BANCO UNIVERSAL), domiciled in Caracas, originally registered with the Commercial Registry kept by the former Commercial Court of the Federal District, on April 3, 1925, under No. 123, the Articles of Incorporation of which were amended and merged into one single text as evidenced by the entry made in the First Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda on March 4, 2002, under No. 77, Volume 32-A First, referred to as the "BANK", represented in this proceeding by its Attorney-in-fact TRINA REYES OLIVARES, Venezuelan, of legal age, an attorney,
domiciled in the city of Caracas, bearer of Identity Card NO. [    ], her
capacity being evidenced by a power of attorney registered with the Subaltern Office of the First Public Registry Circuit of Baruta Municipality, State of Miranda, on September 11, 2000, under No. 18, Volume 4, Third Protocol, sufficiently authorized to execute this document, as party of the first part; and, as party of the second part, BENTON-VINCCLER, C.A., a corporation domiciled in Caracas, originally registered with the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on June 29, 1993, under No. 13, Volume 146-A Second, referred to as the "BORROWER", represented herein by CHRISTOPHER P. DELK, a United States citizen, of legal age, domiciled
in Caracas, bearer of Identity Card NO. [    ] and LUIS R. GAMBOA, Venezuelan,
of legal age, domiciled in Caracas, bearer of Identity Card No. [    ],
sufficiently authorized by the Special Shareholders' Meeting of their principal, held on September 5, 2002, the minutes of which were registered with the Second Commercial Registry of the Judicial Circuit of



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the Capital District and State of Miranda, on September 16, 2002, under No. 27,
Volume 143, have agreed to enter into this agreement to be governed by the following clauses: FIRST: The BANK grants hereby the BORROWER an interest bearing loan of FIFTEEN MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$15,500,000.00). SECOND: The BORROWER agrees to use the monies received as an interest bearing loan for the construction of a gas pipeline and related facilities from Uracoa to Macapaima located in the State of Monagas, Bolivarian Republic of Venezuela. THIRD: The BORROWER agrees to return the monies received as a loan within a term of FOUR (4) years including one year grace period for the principal, as of the date of authentication of this document, by paying TWELVE (12) equal and consecutive quarterly installments, evidencing only the principal amount owed, of ONE MILLION TWO HUNDRED NINETY-ONE THOUSAND SIX HUNDRED SIXTY-SIX UNITED STATES DOLLARS AND SIXTY-SEVEN CENTS (US$1,291,666.67) each, the first of which must be paid on January 2, 2004 and the remaining installments on the following dates: April 1, 2004; July 1, 2004; October 1, 2004; January 3, 2005; April 1, 2005; July 1, 2005; October 3, 2005; January 2,
2006; April 3, 2006; July 3, 2006 and October 2, 2006. FOURTH: The monies received as an interest bearing loan will bear conventional interest on the outstanding balance, under the variable rate system equivalent to LIBOR plus SIX
(6) PERCENTAGE POINTS, which will be revised, fixed and adjusted on the last business day of each calendar quarter or the date of payment of the quarterly installments containing the principal owed and is payable at the end of each month. For the purpose of this document, LIBOR, THE "LONDON INTERBANK OFFERED RATE", is understood to be the arithmetical average of the interest rates offered in the interbank market in London, England, by the principal Banks of that city, for three (3) month term deposits, determined at 11:00 a.m., London time, as published by REUTERS. On the dates and opportunities of each adjustment or variation,



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the interest rate will be automatically varied or adjusted accordingly and applied as provided for in this document without requiring a special act, advice or notice to the BORROWER, which undertakes to obtain information from the BANK about the interest rate applicable to the obligations assumed through this document. The BORROWER agrees to pay the BANK the amount of the obligations contracted herein, as well as the interest and any other related expense, in United States dollars, exclusive of any other currency. As of the date this document was written, that is October 1, 2002, the LIBOR rate is one point eight zero six two five percent (1.80625%) PER ANNUM. FIFTH: If the BORROWER becomes delinquent, the applicable variable interest rate will be that resulting from adding THREE (3) PERCENTAGE POINTS to the interest rate in force during the default period, calculated as indicated above. SIXTH: The BORROWER expressly and irrevocably authorizes the BANK to charge or debit any account or deposit it maintains with that Banking Institution or the BORROWER's account with
COMMERCEBANK, N.A., identified as No. [    ], all matured amounts owed in
relation to the granting of this INTEREST BEARING LOAN, extinguishing BORROWER's payment obligation for the amounts due up to the amount charged or debited by the BANK either from the BANK or from the COMMERCEBANK, N.A., without it being understood that these charges give rise to novation of its obligations. SEVENTH:
The BORROWER may make special repayments of the principal due, and the total prepayment of the entire INTEREST BEARING LOAN referred to herein, only at the times when quarterly principal installments must be paid and provided it gives notice thereof to the BANK at least THIRTY (30) consecutive days in advance of the date on which such repayment or total prepayment referred to above is to be made. EIGHTH: The BANK may consider any and all of the obligations which have been assumed by the BORROWER by virtue of this document due and, therefore, payment in full shall be forthwith due and payable in any of the following events: 1) Failure to pay when due any





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one (1) of the principal installments or any one (1) of the interest installments which BORROWER must pay provided that BORROWER and the GUARANTOR, identified below, is given notice of the failure to pay by the BANK and is allowed to have THREE (3) Business Days upon receipt of the notice to remedy the default by making payment of the amount due to the BANK; 2) If the BORROWER assigns or delegates the rights or obligations assumed under this agreement to any individual or legal entity; 3) If the BORROWER assigns or delegates to any individual or legal entity, except the assignment or delegation to an Affiliate ("Affiliate" means a subsidiary of Benton Vinccler, C.A. or any other company in which Harvest Natural Resources Inc. holds at least 51% of the capital stock and administrative control of the company), the Unidad Monagas Sur Operating Services Agreement (for Uracoa, Bombal, Tucupita), entered into between Lagoven, S.A., a Subsidiary of Petroleos de Venezuela (currently PDVSA), Benton Oil and Gas Company (CURRENTLY Harvest Natural Resources Inc.) and Venezolana de Inversiones y Construcciones Clerico, C.A. (VINCCLER, C.A.), on July 31, 1992 or any addendum to this operating services agreement of the Monagas Sur Unit (Uracoa, Bombal Tucupita) or the credit rights derived from said Agreement; 4) If the BORROWER fails to deliver annual Financial Statements to the BANK during the term of the credit facility within FOUR (4) MONTHS of the end of each fiscal year, duly certified by a firm of Independent Auditors approved by the BANK (the BANK hereby approves the BORROWER's current audit firm Espineira, Sheldon y Asociados - member of Price-Waterhouse-Coopers) or its monthly Balance Sheets within thirty (30) days after they have been requested; 5) If the BORROWER revokes the instructions given to PDVSA EXPLORACION Y PRODUCCION, C.A., evidenced by a document authenticated before the Seventh Notary Public of Chacao Municipality, State of Miranda, Caracas Metropolitan District, on October 11, 2000, under No. 35, Volume 48 of the Books of Authentication kept by that Notary Public, such payments arising from




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the Agreement mentioned in subparagraph 3 of this same clause shall be deposited only in the account that the BORROWER maintains with COMMERCEBANK, N.A., account
number NO. [    ]; 6) If the BORROWER uses the monies received as an interest bearing loan for purposes other than those established in this document; 7) If there is a judicial declaration of moratorium, bankruptcy or the judicial liquidation of the BORROWER'S assets or if ; 8) If precautionary or executive measures prohibiting the sale or encumbrance, attachment, seizure or other type of measure are declared on the assets owned by the BORROWER and such measures are not stayed within a period of THIRTY (30) consecutive days after the date the decision to adopt these measures was issued; 9) If substantial changes are made to the current shareholding structure of the BORROWER that results in HARVEST NATURAL RESOURCES, INC. having less THAN FIFTY-ONE PERCENT (51%) of the capital stock and administrative control of the BORROWER; 10) If the BORROWER declares cash dividends to be distributed among its shareholders while there is a principal installment or interest payment due and not paid under this document. Also, the BANK must be notified of any payment of dividends in cash fifteen (15) consecutive days in advance of the date of payment; 11) If during the term of this interest bearing loan, the BORROWER incurs a patent default on monetary obligations assumed vis-a-vis any third party or any other type of obligation that results in the accelerated maturity of the obligations set forth in the contracts governing its relationships with such parties; 12) If at any time during the term of this interest bearing loan, it is proven that the BORROWER does not maintain appropriate insurance for the facilities where it operates or carries out its day-to-day commercial activities, according to the demands of the individual or company that owns such facilities; 13) If during the term of this INTEREST BEARING LOAN, the BORROWER suspends the production (extraction) of oil and gas for a term of more than thirty (30) consecutive days; 14) If the GUARANTOR, identified below, incurs any of the events of



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default set forth in the indenture dated November 3, 1997 signed with First
Trust of New York, National Association, Trustee. Also, if the GUARANTOR" and the BORROWER" do not provide to the "BANK" ninety (90) days after the fiscal year end a brief certification issued by the principal executive of Finances or Accounting confirming that the "GUARANTOR" has complied with the conditions and covenants of Indenture, and also if the GUARANTOR does not deliver to the BANK, as soon as possible within a period of not more than ten (10) days of the date on which the GUARANTOR is made aware of the occurrence of an event of default or of a default, a certification explaining the details of the event of default or default and the actions the GUARANTOR proposes for this purpose. On the other hand, if the GUARANTOR should prepay all the financing referred to in such indenture dated November 3, 1997, the BORROWER undertakes to renegotiate with the BANK the terms and conditions that will govern this interest bearing loan from then on. If the BORROWER and the BANK fail to reach an agreement on this matter within a maximum term of THIRTY (30) CONSECUTIVE DAYS after the occurrence of such event, the INTEREST BEARING LOAN shall be deemed due and payable and therefore the BANK may demand full and immediate payment of all monies owed by virtue of this agreement; and 15) Default on any of the conditions mentioned above, the BORROWER will have a maximum term of 30 days to correct or request a waiver for the default of those conditions. After this term expires all of the obligations assumed by the BORROWER with the BANK will become due and payable; and 16) Default on any other obligations assume by the BORROWER herein. NINTH: The BORROWER agrees to pay the BANK a annual flat commission of ZERO POINT TWO FIVE PERCENT (0.25%) for the administration of this interest bearing loan, the first of which is payable on the date of execution of this interest bearing loan and annually thereafter calculated on the outstanding principal balance at the time of payment of the respective administration commission. TENTH: The BANK will send all account



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statements, as well as any other type of correspondence or notice regarding this agreement by mail or by any other written means to the address of the BORROWER: at Centro Comercial Fiorca, Piso 2, Oficina 32-2, Avenida Libertador, Maturin, Estado Monagas. The BORROWER undertakes to give written notice or any other type of notice to the BANK agreed to by the BANK and the BORROWER, of any change of address that the BORROWER may have in the future. Notices or communications will be considered duly made FIVE (5) CONSECUTIVE DAYS after the BANK sends the notice or communication to the BORROWER'S address as registered with the BANK.
If the notice, communication, account statement or any other kind of correspondence is sent by fax or e-mail, this period will be reduced to ONE (1) DAY. The BORROWER expressly releases the BANK from any liability, directly or indirectly, derived from any notice or communication sent to an address that is not the current address, when this is due to failure to notify in a timely manner a change of address referred to in this clause. In any event, the BORROWER undertakes to examine each statement or communication that the BANK sends, and to send written notice to the BANK of any disagreement or objection, within FIVE (5) days of the periods indicated above, except if otherwise provided for by Law. The BORROWER expressly accepts that failure to notify its disagreement or objection, within such periods, implies acceptance by the BORROWER of the contents of the pertinent statement, notice or communication.
All communications or notices that the BORROWER must send to the BANK may be sent by certified mail with acknowledgement of receipt, telex or fax, and be sent to the following address: Final Avenida Andres Bello cruce con Avenida El Lago, Edificio Mercantil No. 1, San Bernardino, Caracas. ELEVENTH: The BORROWER expressly declares that this interest bearing loan is guaranteed by its parent company, HARVEST NATURAL RESOURCES, INC. referred to herein as the "GUARANTOR", for up to FIFTEEN MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS


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(US$15,500,000.00) or its equivalent in local currency, thus in Bolivars.
TWELFTH: To the sole effect of compliance with Article 95 of the Law of the Central Bank of Venezuela, the amount of Fifteen Million Five Hundred Thousand United States Dollars is equivalent to the amount of 22,839,250,000 Bolivars. For all purposes of this agreement, the city of Caracas is elected as special and exclusive domicile, and the parties declare their willingness to be subject to the jurisdiction of its courts.